UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

LONDONLA INC.
(Exact name of registrant as specified in charter)

Wyoming State or other jurisdiction of incorporation or organization	8299 Primary Standard Industrial Classification Code Number	36-5174543 IRS Employer Identification Number

30 N Gould St #62940

Sheridan, Wyoming 82801

Telephone: (307) 217-4045

(Address and telephone number of principal executive offices)

Wyoming Registered Agent Services LLC

30 N Gould St Ste 100

Sheridan, Wyoming 82801

(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Law Office of Carl P. Ranno

2733 East Vista Drive

Phoenix, Arizona 85032

(602) 402-3615

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, ” “ accelerated filer, ” “ smaller reporting company, ” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	3,000,000 shares	$0.10 per share	$300,000	$41.43

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon any adjustment in the number of securities issuable by reason of stock splits or similar capital reorganizations.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July ___, 2026

PROSPECTUS

LONDONLA INC.

Up to a maximum of 3,000,000 Shares of Common Stock at $0.10 per share

Londonla Inc. (d/b/a London Learning Academy), referred to herein as “we,” “us,” or the “Company,” is offering for sale a maximum of 3,000,000 shares of its common stock, par value $0.0001 per share, at the purchase price of $0.10 per common share. If all shares are sold, the maximum gross proceeds will total $300,000, and the maximum net proceeds will total approximately $280,000 after estimated offering expenses.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This is our initial public offering of common stock and no public market currently exists for our securities. We are offering for sale a total of 3,000,000 shares of common stock on a “self-underwritten” basis, which means the shares will be offered and sold by our sole officer and director, Shane Lowry, without any commissions being paid to him for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering, and potential investors may end up holding shares in a company that: (i) has not received enough proceeds from the offering to expand operations; and (ii) has no market for its shares. See “RISK FACTORS.”

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The proceeds from the sale of the shares in this offering will be payable directly to us. All subscription agreements and checks are irrevocable and should be delivered to us at the address provided in the Subscription Agreement (see Exhibit 99.1). We may use the proceeds from this offering as the proceeds are received. We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 90 days after the close of the entire offering or as soon thereafter as practicable.

OUR AUDITORS HAVE INDICATED IN THEIR OPINION ON OUR FINANCIAL STATEMENTS THAT THERE EXISTS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS OFFERING IS HIGHLY SPECULATIVE AND THE COMMON STOCK BEING OFFERED FOR SALE INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU ARE ENCOURAGED TO REFERENCE THE SECTION ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Markets; however, we cannot guarantee that our application will be accepted or approved.

The date of this prospectus is July ____, 2026.

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TABLE OF CONTENTS

SUMMARY OF THE PROSPECTUS	5
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	6
USE OF PROCEEDS	11
DETERMINATION OF THE OFFERING PRICE	11
DILUTION	12
PLAN OF DISTRIBUTION	13
DESCRIPTION OF OUR BUSINESS	13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
DESCRIPTION OF SECURITIES	23
SHARES ELIGIBLE FOR FUTURE SALE	23
INTERESTS OF NAMED EXPERTS AND COUNSEL	23
LEGAL MATTERS	23
EXPERTS	24
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
ADDITIONAL INFORMATION	24
FINANCIAL STATEMENTS	F-1

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SUMMARY OF THE PROSPECTUS

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Londonla Inc. (d/b/a London Learning Academy), unless otherwise specified herein.

General

Londonla Inc. (d/b/a London Learning Academy, or “LLA”) was incorporated in the State of Wyoming on March 25, 2026, under the Wyoming Business Corporation Act. Our principal executive offices are located at 30 N Gould St #62940, Sheridan, Wyoming 82801. Our telephone number is (604) 484-5082. Our website address is www.llainc.net.

Operations

London Learning Academy is a next-generation online homeschooling platform built around the UK National Curriculum. We are revolutionizing early years and primary home education by integrating artificial intelligence (“AI”), multilingual support, and adaptive learning technologies to serve a diverse, mobile, and rapidly growing global audience. LLA targets students from nursery (age 3) through Year 5 (age 10), offering an academically rigorous, holistic, and globally accessible educational experience that empowers families to provide world-class British-standard education anywhere in the world.

Our platform is aligned to Key Stages 1 and 2 of the UK National Curriculum, covering the full range of core and foundation subjects including English Language and Literature, Mathematics, Science, History, Geography, and Creative Expression. The platform is fully translatable into more than 20 languages. Each course is modular, interactive, and structured into weekly units, with an AI-powered diagnostic engine continuously personalizing each child’s learning journey in real time. Beyond traditional academic subjects, LLA integrates Mindfulness, Emotional Intelligence, and Social Skills development modules, and introduces Artificial Intelligence as a core curriculum subject starting as early as Year 2.

The Company has not yet commenced revenue-generating operations and is presently in the development stage. See “DESCRIPTION OF OUR BUSINESS” for further details.

The Offering

Common stock outstanding:	10,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of the date of this Prospectus, all held by our sole officer and director.
Common stock being sold in this offering:	3,000,000 shares of common stock, par value $0.0001 per share.
Offering Price per Share:	$0.10 per share
Gross Proceeds to Company (if 100% sold):	$300,000
Net Proceeds to Company (if 100% sold):	Approximately $280,000 after estimated offering expenses of $20,000.
Termination of the Offering:	The offering will commence on the effective date of this Prospectus and will terminate on or before the date that is 180 days after the effective date, unless extended by our Board of Directors for an additional 90-day period.
Control of our Company:	Our management currently owns all of our issued and outstanding common stock and will continue to own sufficient common shares to control our operations after this offering.
Market for our Common Stock:	There is presently no public market for our common stock. We anticipate applying for quotation on the OTC Markets upon completion of this offering. There can be no assurance that a market maker will agree to file the necessary papers with the OTC Markets.
Use of Proceeds:	Platform and curriculum development, AI technology integration, multilingual localization, marketing and brand development, technology infrastructure and hosting, working capital, and SEC reporting compliance costs.
Sale of Shares:	The stock will be sold without the services of an underwriter by our President and Director, Shane Lowry, who will receive no remuneration of any kind for his services in this offering.

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Emerging Growth Company

We are an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company for the first five fiscal years after completing this offering, unless one of the following occurs: (i) our total annual gross revenues are $1.07 billion or more; (ii) we issue more than $1 billion in non-convertible debt in the past three years; or (iii) we become a “large accelerated filer” as defined in Exchange Act Rule 12b-2. As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS,” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results expressed or implied by any forward-looking statements.

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this Prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

RISK FACTORS

An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks. The risks described below are not the only ones we face; additional risks not presently known to us or that we currently consider immaterial could also impair our business operations.

RISKS RELATING TO THE EARLY STAGE OF OUR COMPANY

WE ARE AT A VERY EARLY OPERATIONAL STAGE AND OUR SUCCESS IS SUBJECT TO THE SUBSTANTIAL RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS VENTURE.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES SINCE INCEPTION, AND LACK AN OPERATING HISTORY. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our Company was incorporated on March 25, 2026. We have not generated any revenues and have experienced net losses from our inception through the date of this Prospectus. As of May 31, 2026, we had an accumulated deficit of $6,093. Other than organizational activities and preparation of this registration statement, we have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses, and difficulties encountered by new entrants into the highly competitive online education and technology industries. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to raise additional capital, develop our platform, attract subscribers, and execute our marketing strategy, none of which can be guaranteed.

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 OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We cannot offer any assurance as to our future financial results. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.

WE HAVE SUFFERED OPERATING LOSSES SINCE INCEPTION AND MAY NEVER BE ABLE TO ACHIEVE PROFITABILITY.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability. We expect to continue to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. We cannot guarantee that we will be successful in generating revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE MAY HAVE DIFFICULTY RAISING ADDITIONAL CAPITAL, WHICH COULD DEPRIVE US OF NECESSARY RESOURCES.

We expect to continue to devote significant capital resources to platform development, curriculum creation, AI technology integration, and marketing. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, investor appetite for early-stage EdTech companies, and the market price of our common stock. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. If we are unsuccessful in raising additional capital, we may have to modify our business plan and significantly curtail our planned activities and other operations.

RISKS RELATING TO OUR BUSINESS

THE ONLINE EDUCATION MARKET IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST WELL-ESTABLISHED AND BETTER-FUNDED COMPETITORS.

The global online education and homeschooling market is experiencing rapid growth and attracts numerous well-funded competitors. We will face competition from established platforms such as Khan Academy, Outschool, Time4Learning, Oak National Academy, Twinkl, Pearson Online Academy, and a range of UK-specific online schools and curriculum providers. Many of these competitors have substantially greater financial, technical, marketing, and human resources than we do. In addition, there are relatively low barriers to entry in the online education market, meaning new competitors may emerge at any time.

OUR BUSINESS MODEL DEPENDS ENTIRELY ON THE SUCCESSFUL DEVELOPMENT AND COMMERCIAL LAUNCH OF OUR TECHNOLOGY PLATFORM, WHICH WE HAVE NOT YET COMPLETED.

Our revenue is entirely dependent on the successful development, launch, and commercial adoption of our online homeschooling platform. As of the date of this Prospectus, the platform is in the early stages of development and has not been commercially launched. There can be no assurance that we will be able to develop the platform on our anticipated timeline or within our budget, that it will function as intended or meet customer expectations, or that it will achieve meaningful commercial adoption in our target market.

THE INTEGRATION OF AI INTO OUR PLATFORM INTRODUCES SIGNIFICANT TECHNICAL, OPERATIONAL, AND REGULATORY RISKS.

Our platform relies on AI-powered adaptive learning engines and personalized content delivery systems. AI technology is rapidly evolving, and we may face challenges in deploying, maintaining, upgrading, or securing these systems. There is no assurance that our AI systems will perform as intended, that they will produce accurate or appropriate educational recommendations, or that they will not introduce errors or biases that could harm students. Additionally, the use of AI in educational settings for young children is subject to increasing regulatory scrutiny in multiple jurisdictions, including COPPA in the United States, the GDPR in Europe, the UK GDPR, and PIPEDA in Canada.

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 WE ARE ENTIRELY DEPENDENT ON OUR SOLE OFFICER AND DIRECTOR, SHANE LOWRY, TO GUIDE OUR OPERATIONS. IF WE LOSE SUCH SERVICES WE WILL HAVE TO CHANGE OUR BUSINESS PLAN OR CEASE OPERATIONS.

Our success will depend entirely on the ability and resources of our President and sole officer and director, Shane Lowry. If we lose the services of Mr. Lowry for any reason, we will be forced to either fundamentally change our business plan and direction or cease operations entirely. We have no written employment agreement with Mr. Lowry. We have not obtained any key man life insurance relating to Mr. Lowry.

OUR SOLE OFFICER AND DIRECTOR HAS NO PRIOR EXPERIENCE MANAGING A PUBLIC COMPANY REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Shane Lowry, our sole officer and director, has no prior experience managing a public company required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our underlying business operations are successful. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy and you could lose your entire investment in our company.

OUR BUSINESS MODEL DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF PAYING SUBSCRIBERS.

Our primary revenue model is subscription-based, with families paying a recurring monthly or annual fee for access to our platform. The success of this model depends on our ability to: (i) attract a sufficient initial subscriber base through our marketing efforts; (ii) retain subscribers through the quality and breadth of our content; (iii) price our services at a level that is both attractive to customers and sufficient to generate meaningful revenue; and (iv) continuously update and expand our content to meet evolving educational needs. There can be no assurance that we will attract a sufficient number of subscribers, that subscribers will renew their subscriptions upon expiration, or that our pricing model will be sustainable.

OUR PLATFORM MUST BE ACCESSIBLE IN MULTIPLE LANGUAGES AND ALIGNED WITH CURRICULUM STANDARDS ACROSS DIVERSE JURISDICTIONS.

Our growth strategy contemplates serving students in more than 20 countries and offering the platform in more than 20 languages. Multilingual localization requires professional translation, cultural adaptation, and ongoing maintenance as content is updated. These activities involve significant ongoing costs and operational complexity. There can be no assurance that our translations will be accurate and culturally appropriate, that our curriculum alignment will satisfy the expectations of parents and educators in diverse markets, or that we will have the financial resources to sustain the ongoing localization and curriculum maintenance effort at the scale required.

WE FACE RISKS ASSOCIATED WITH DATA PRIVACY AND THE PROTECTION OF CHILDREN’S PERSONAL INFORMATION.

Our platform collects and processes personal data relating to children, including learning progress data, usage data, and parent contact information. In the United States, COPPA imposes specific requirements on operators of websites and online services directed to children under 13, including parental consent requirements. In the European Union and United Kingdom, the GDPR and UK GDPR apply strict rules to the processing of children’s data. Failure to comply with any of these regulatory requirements could result in significant fines, regulatory action, reputational damage, loss of customer trust, and potential suspension of our operations in affected markets.

OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE OF THE UNITED STATES, WHICH MAY POSE DIFFICULTIES FOR INVESTORS IN ENFORCING AND PROTECTING THEIR LEGAL RIGHTS.

Our sole officer and director, Shane Lowry, resides outside the United States. Accordingly, shareholders may have difficulty effecting service of process within the United States on Mr. Lowry; enforcing judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against him; and bringing original actions in foreign courts to enforce liabilities based on the U.S. federal securities laws.

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WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FORESEEABLE FUTURE.

We do not currently maintain any insurance policies, including general liability, errors and omissions, directors and officers liability, or cyber liability insurance. We do not intend to maintain such insurance in the foreseeable future due to cost constraints. If we are made a party to any litigation, regulatory proceeding, or claims related to data breaches, service failures, or harm to students, we may not have sufficient funds to defend such claims or satisfy any adverse judgment. This could have a material adverse effect on our financial condition and could result in the cessation of our operations.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO THOSE OF COMPANIES THAT COMPLY WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.

RISKS RELATING TO OUR STOCK

THE OFFERING PRICE OF $0.10 PER SHARE IS ARBITRARY AND DOES NOT REFLECT THE ACTUAL VALUE OF OUR SECURITIES.

The offering price of $0.10 per share has been arbitrarily determined by our management and does not bear any relationship to our assets, net worth, or projected earnings, or any other generally accepted criterion of value. There can be no assurance that the offering price reflects the fair value of our common stock, and investors should not consider the offering price as an indication of the actual value of our securities.

WE HAVE NO FIRM COMMITMENTS TO PURCHASE ANY SHARES AND MAY BE UNABLE TO SELL THE SHARES BEING OFFERED.

We have no firm commitment for the purchase of any shares and have not engaged a placement agent or broker for the sale of the shares. Therefore, there is no assurance that any shares will be sold, that a trading market will develop, or that any market that develops will be sustained. The Company may be unable to identify sufficient investors to purchase the shares and may have inadequate capital to support its ongoing business obligations if less than all of the offered shares are sold.

OUR SHARES WILL LIKELY BE CONSIDERED PENNY STOCKS, WHICH MAY LIMIT THEIR LIQUIDITY AND MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely impact the liquidity of our securities.

OUR SOLE OFFICER AND DIRECTOR BENEFICIALLY OWNS 100% OF OUR ISSUED AND OUTSTANDING COMMON STOCK PRIOR TO THIS OFFERING, WHICH GIVES HIM COMPLETE CONTROL OVER THE COMPANY.

Our sole officer and director currently beneficially owns 100% of our issued and outstanding common stock. Even after this offering, assuming all shares offered are sold, he will beneficially own approximately 76.92% of our total outstanding common stock. As a result, he is able to determine the outcome of substantially all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions. Additionally, as the sole director, Mr. Lowry has the sole authority to appoint our officers and determine their compensation. Accordingly, Mr. Lowry could determine that his salary and perquisites are equal to or exceed our net income, if we ever have income. Investors will have no mechanism by which to revise his compensation since he controls a majority of the voting securities of the Company.

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WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, AND THE ABSENCE OF THESE MEASURES MAY GIVE SHAREHOLDERS MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST, AND SIMILAR MATTERS.

We have not adopted audit, nominating, or compensation committees comprised of independent directors, nor have we adopted a formal code of ethics. The absence of these corporate governance measures may result in decisions being made by management who have an interest in the outcome of matters being decided.

BECAUSE WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE, STOCKHOLDERS WILL ONLY BENEFIT FROM OWNING OUR COMMON STOCK IF IT APPRECIATES IN VALUE.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth and fund our operations. There is no assurance that our common stock will ever appreciate sufficiently to provide investors with a meaningful return on their investment.

WE ARE ONLY SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT OF 1934.

At this time, we do not intend to register any of our securities under Section 12 of the Exchange Act. Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act, and those requirements are not as rigorous as those placed on companies that register their securities under Section 12. Furthermore, under Rule 12h-3 of the Exchange Act, we may be eligible to suspend our duty to file reports under Section 15(d) if our shares of common stock are held of record by fewer than 300 persons at the beginning of any fiscal year after the registration statement becomes effective. If we suspend our reporting obligations, our shareholders will not receive publicly disseminated information and their investment would not be liquid.

WYOMING STATE ANTI-TAKEOVER LAWS MAY HINDER A POTENTIAL TAKEOVER OF OUR COMPANY.

The Wyoming Business Corporation Law contains provisions governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. At this time, we do not have 100 stockholders of record resident of Wyoming; therefore, the provisions of the control share acquisition act do not currently apply to acquisitions of our shares. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination” unless certain conditions are met, including in certain circumstances approval by the board of directors before the interested stockholder acquired such shares. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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USE OF PROCEEDS

The net proceeds to us from the sale of the Shares are estimated to be approximately $280,000 if the entire Offering is sold, of which there can be no assurance. The net proceeds of this Offering will be used for platform and curriculum development, AI technology integration, multilingual localization, marketing and brand development, technology infrastructure, working capital, and ongoing SEC reporting compliance costs.

Application of Proceeds	25% ($75,000)	50% ($150,000)	75% ($225,000)	100% ($300,000)
Gross Proceeds	$75,000	$150,000	$225,000	$300,000
Less: Offering Expenses	$(20,000)	$(20,000)	$(20,000)	$(20,000)
Net Proceeds	$55,000	$130,000	$205,000	$280,000
Working Capital & SEC Compliance (1)	$11,500	$18,000	$19,000	$25,000
Platform & Curriculum Development (2)	$27,500	$59,000	$93,000	$110,000
AI Integration & Technology Infrastructure (3)	$10,000	$27,000	$47,000	$60,000
Multilingual Localization (4)	$4,000	$11,000	$23,000	$40,000
Marketing & Brand Development (5)	$2,000	$15,000	$23,000	$45,000
Total	$55,000	$130,000	$205,000	$280,000

(1)	Includes general and administrative expenses, legal and accounting fees associated with maintaining our status as a reporting company under the Exchange Act, and costs associated with having our common stock approved for trading.
(2)	Includes costs associated with curriculum content development by UK-certified teachers and international subject matter experts, platform software development and coding, initial course content production, quality assurance testing, and user interface design.
(3)	Includes costs of AI adaptive learning engine development, cloud hosting and infrastructure, cybersecurity systems, content management systems, and data analytics infrastructure.
(4)	Includes professional translation and linguistic localization of platform content into our target languages. Our initial localization focus will be on Spanish and Mandarin.
(5)	Includes company website marketing, digital marketing campaigns, social media presence, parent blogger and influencer outreach, and online advertising. Marketing investment will be scaled in proportion to the amount of the offering raised.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes.

None of the proceeds from the offering will be used to repay promissory notes owed to our sole officer and director. Such promissory notes are interest free and are not due until the Company is in a financial position to repay such amounts.

Management believes that the proceeds of this offering will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Shares offered herein are sold.

DETERMINATION OF THE OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. We also considered comparable offerings by similarly situated development-stage companies. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

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DILUTION

The price of our offering of 3,000,000 shares is fixed at $0.10 per share. This price is significantly higher than the $0.0001 price per share value for the issuance of the 10,000,000 shares of common stock to our founder for services provided to us. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. As of May 31, 2026, the net tangible book value of our shares of common stock was $(5,000) or approximately $(0.0005) per share based upon 10,000,000 shares outstanding.

Existing Stockholders if All of the Shares are Sold

Price per share	$0.10
Net tangible book value per share before offering	$(0.00)
Net tangible book value per share after offering	$0.02
Increase to present stockholders in net tangible book value per share after offering	$0.02
Potential gain to existing shareholders	$216,538
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	13,000,000
Percentage of ownership after offering	76.92%

Purchasers of Shares in this Offering if 100% of Shares Sold

Price per share	$0.10
Net tangible book value per share after offering	$0.02
Dilution per share	$0.08
Capital contributions	$300,000
Percentage of capital contributions	98.36%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.08%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Net tangible book value per share after offering	$0.02
Dilution per share	$0.08
Capital contributions	$225,000
Number of shares outstanding after offering	12,250,000
Percentage of ownership after offering	18.37%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Net tangible book value per share after offering	$0.01
Dilution per share	$0.09
Capital contributions	$150,000
Number of shares outstanding after offering	11,500,000
Percentage of ownership after offering	13.04%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Net tangible book value per share after offering	$0.01
Dilution per share	$0.09
Capital contributions	$75,000
Number of shares outstanding after offering	10,750,000
Percentage of ownership after offering	6.98%

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PLAN OF DISTRIBUTION

Offering Will Be Sold by Our Sole Officer and Director

This is a “self-underwritten” offering, which means the Shares will be sold by Shane Lowry, our sole officer and director; no underwriters will be engaged to sell the Shares. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker, or dealer. Mr. Lowry will sell the shares and intends to offer them to friends, family members, and acquaintances and will receive no remuneration of any kind for his services. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Lowry will not register as a broker-dealer to sell shares in this offering, in reliance upon Rule 3a4-1. The conditions of Rule 3a4-1 are satisfied because: (a) our sole officer and director is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Act; (b) our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (c) our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and (d) our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1, in that he: (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (iii) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lowry will not purchase any Shares in this offering.

Terms of the Offering

The 3,000,000 shares will be sold at the fixed price of $0.10 per share until the completion of this offering. There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable. This offering will commence on the effective date of this prospectus and continue for a period not to exceed 180 days (the “Expiration Date”), which period may be extended by our Board of Directors for an additional 90 days. This is a “best efforts” offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, or wire payment confirmation to us. No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions. Subscriptions, once received by us, are irrevocable. All checks for subscriptions should be made payable to “Londonla Inc.” We intend to engage a transfer agent and issue the shares within 90 days after the close of the entire offering, or as soon thereafter as practicable.

Regulation M

Our sole officer and director, who will offer and sell the Shares in this offering, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer, or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF OUR BUSINESS

Overview

London Learning Academy (“LLA”) is a next-generation online homeschooling platform built around the UK National Curriculum. We are revolutionizing early years and primary home education by integrating artificial intelligence, multilingual support, and adaptive learning for a diverse, mobile, and rapidly growing international audience. LLA targets students from nursery (age 3) through Year 5 (age 10), offering an academically rigorous, holistic, and globally accessible educational experience. We believe that every child, regardless of geographic location or family circumstance, deserves access to world-class education delivered in a supportive, personalized, and engaging environment.

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History

Londonla Inc. was incorporated in the State of Wyoming on March 25, 2026, under the Wyoming Business Corporation Act. The Company was founded by Shane Lowry, our President and CEO, who identified the global market opportunity for an AI-powered, UK National Curriculum-aligned multilingual homeschooling platform and has led the formation and early-stage development of the Company.

Current Operations

We are currently in the development stage. Our primary activities to date have been the incorporation of the Company, the development of our business plan, the initiation of platform architecture and curriculum planning, and the preparation of this registration statement. We have not yet generated any revenues. Our President devotes his full professional time to our business affairs. Our platform is currently in the concept and early architecture phase. We do not yet have a commercially operational platform, and there can be no assurance that our platform will be developed on schedule, within budget, or that it will function as planned.

Our Educational Model

LLA’s educational model blends the rigor of the UK National Curriculum with a globally inclusive, holistic development philosophy. Our core academic offering spans the full suite of Key Stage 1 and Key Stage 2 subjects.

English Language and Literacy

English development forms the foundation of our curriculum. For younger learners (Years 1–2), we follow a structured synthetic phonics program aligned with the UK’s government-endorsed phonics frameworks. For older students (Years 3–5), our English program deepens comprehension, develops writing fluency across a range of genres and purposes, and introduces the formal grammatical and punctuation knowledge required by the UK National Curriculum.

Mathematics

Our mathematics instruction follows a mastery-based approach consistent with the UK National Curriculum’s progression from number sense and arithmetic through multiplication and division, fractions, geometry, measurement, and early statistics. We emphasize conceptual understanding alongside procedural fluency.

Science

Science education introduces the fundamental concepts of biology, chemistry, and physics through inquiry-based and discovery learning approaches. Students are encouraged to ask questions, make predictions, conduct simple investigations, and draw conclusions, developing the scientific thinking skills that underpin all STEM learning.

History and Geography

History and Geography are taught in thematic units that connect local, national, and global perspectives. History units span ancient civilizations, British history, and modern world history. Geography units develop spatial awareness, physical and human geography knowledge, and environmental literacy.

Creative Expression

Creative Expression encompasses visual arts, music, drama, and design technology, recognizing the critical role of creativity in holistic child development and future workforce readiness.

Each course is modular, interactive, and structured into weekly units. Our AI-powered diagnostic engine continuously assesses each child’s learning progress through embedded assessments, adaptive quizzes, and behavioral signals, personalizing content delivery, pacing, and lesson recommendations in real time. Parents receive detailed, real-time progress reports and actionable insights through a dedicated parent portal.

Beyond traditional academic subjects, LLA integrates Mindfulness, Emotional Intelligence, and Social Skills development modules. Our Mindfulness program introduces children to age-appropriate breathing, attention, and emotional regulation techniques. Our Emotional Intelligence curriculum helps children develop self-awareness, empathy, and the vocabulary to express and manage their emotions. Our Social Skills modules build the communication and relationship skills that are essential for success in the modern world.

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Multilingual and Global Accessibility

LLA’s platform is designed to be fully translatable into more than 20 languages. Our initial launch will prioritize English as the primary instruction language, with the platform interface and support materials available in Spanish and Mandarin. Our subsequent development roadmap includes Arabic, French, Portuguese, German, Japanese, Korean, Hindi, and Russian. All translations will be conducted by native-speaking professional translators with educational expertise and reviewed by qualified teachers in each target language to ensure accuracy, cultural appropriateness, and pedagogical quality.

Our multilingual strategy is designed to serve three primary customer segments: (i) families for whom English is a second language who wish to access a UK-standard education for their children; (ii) bilingual families who wish to develop English language proficiency alongside instruction in their home language; and (iii) non-English-speaking families who wish to access a high-quality, internationally recognized curriculum delivered entirely in their home language.

AI Integration

AI-Enhanced Teaching Tools

Our adaptive learning engine uses AI to deliver content intelligently based on each child’s individual pace, learning style, and performance data. The engine continuously analyzes assessment results, time-on-task data, lesson completion rates, and engagement signals to build a dynamic learning profile for each student. This profile drives personalized assessments, lesson recommendations, and real-time feedback loops for continuous progress monitoring. For example, if a student is consistently achieving high scores in English comprehension but struggling with phonics, the engine will automatically increase the frequency and variety of phonics practice activities while advancing the student to more challenging comprehension tasks.

AI as a Core Curriculum Subject

LLA introduces Artificial Intelligence as a fundamental concept for students starting as early as Year 2 (age 6–7). Through simplified, age-appropriate modules, students are introduced to: (i) what AI is and how it works, using relatable examples such as virtual assistants, recommendation systems, and image recognition; (ii) the role of AI in society; (iii) ethical and responsible AI use, covering concepts such as privacy, data, fairness, and the importance of human judgment; and (iv) creative applications of AI, including child-safe AI drawing tools and simple programming concepts.

Student Success and Well-being

Personalized Progress Monitoring. Our AI-powered analytics continuously track each child’s academic growth, identifying strengths and areas for development. Parents receive detailed, real-time reports and insights. Our progress reporting system is designed to be accessible and actionable for parents who may not have a professional teaching background.

Holistic Well-being Integration. Beyond traditional subjects, LLA integrates modules on mindfulness, emotional literacy, and social skills designed to foster resilience, self-awareness, and positive relationships. We recognize that academic progress and emotional well-being are deeply interconnected.

Community and Collaboration. Our platform provides interactive forums and collaborative project spaces where students can engage with peers globally. A dedicated parent portal provides resources, suggested activities, and direct communication channels with our support team.

Business Model and Revenue Streams

LLA’s primary revenue model is subscription-based, with families paying a recurring monthly or annual fee for access to the platform. We anticipate offering the following subscription tiers at launch:

Subscription Tier	Description	Anticipated Monthly Price
Basic	Access to one Key Stage level (Years 1–2 or Years 3–5), core subjects only, standard reporting	[To be determined]
Premium	Full access to all Key Stages and all subjects, AI adaptive learning engine, holistic well-being modules, advanced parent reporting, and parent coaching resources	[To be determined]
Annual Premium	Full Premium access billed annually at a discounted rate	[To be determined]/year
Institutional	Multi-student license for homeschool cooperatives, international schools, or educational agencies	By negotiation

In addition to subscription revenue, we anticipate developing supplementary revenue streams including: (i) premium add-on content packs and specialist subject modules; (ii) one-to-one online tutoring services delivered by qualified teachers through the platform; (iii) printable and downloadable learning resources and activity books; and (iv) certification and assessment programs for students who wish to obtain formal evidence of their attainment.

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Sales and Marketing

Our primary target market is English-speaking families and expatriate communities worldwide who seek a UK-curriculum aligned homeschooling solution for their children. This includes military families stationed abroad, expatriate professionals working in countries where local education options are limited or do not meet parental expectations, and families who have chosen homeschooling as their preferred educational approach. Secondary markets include non-English-speaking families seeking international-standard education in their home language, and smaller international schools or homeschool cooperatives seeking a comprehensive curriculum solution.

We intend to market our platform through the following primary channels: (i) search engine optimization (SEO) targeting key search terms used by homeschooling families globally; (ii) social media marketing across Instagram, Facebook, YouTube, and Pinterest; (iii) content marketing, including a parent-facing blog, curriculum guides, free sample lessons, and expert educational content; (iv) parent blogger and educational influencer outreach; (v) online homeschooling and expatriate family communities and forums; and (vi) participation in virtual and in-person homeschooling conferences and international school fairs.

Market Opportunity

The global online education market has experienced rapid and sustained growth. According to industry research, the global e-learning market was valued at over $250 billion and is projected to reach over $1 trillion by 2030, growing at a compound annual growth rate (CAGR) of approximately 20%. The global homeschooling market was valued at approximately $3 billion in 2024 and is projected to grow at a CAGR of over 10% through 2030.

Demand for high-quality, flexible, home-based education is particularly strong among: (i) the global expatriate population, estimated at over 280 million people; (ii) military families who require portable, curriculum-consistent education for children who move frequently; (iii) families in countries where the quality of local public education does not meet parental expectations; and (iv) the growing population of parents who have chosen homeschooling as a matter of educational philosophy.

Competition

The online education market is highly competitive and includes both large, well-established platforms and numerous smaller providers. Key competitors in the homeschooling and online primary education space include Khan Academy (free, US curriculum focused), Outschool (live classes, US focused), Time4Learning (US curriculum based, subscription), Oak National Academy (free, UK curriculum, government funded), Twinkl (UK curriculum resources), and Pearson Online Academy. Many of these competitors have substantially greater financial resources, brand recognition, content libraries, and customer bases than we currently possess.

We believe LLA differentiates itself from existing competition through a unique combination of capabilities that no single competitor currently offers: (i) alignment with the UK National Curriculum, which is recognized and respected globally but i. underserved in the homeschooling platform market outside the United Kingdom; (ii) genuine multilingual accessibility in 20. languages, enabling us to serve non-English-speaking markets. hat existing UK curriculum platforms do not reach; (iii) an AI-powered adaptive learning engine that personalizes the educational experience for each individual student; (iv) integration of holistic well-being, mindfulness, and emotional intelligence development alongside academic subjects; and (v) an AI literacy curriculum for young learners starting at Year 2. However, there is no assurance that our platform will achieve sufficient differentiation or market adoption to compete successfully against existing or future competitors.

Government Regulation

Children’s Online Privacy Protection Act (COPPA). COPPA applies to operators of websites and online services directed to children under 13 in the United States. COPPA requires verifiable parental consent prior to the collection of personal information from children under 13, imposes limits on data retention and use, and requires operators to maintain a privacy policy describing their data practices. We intend to design our platform to be compliant with COPPA requirements.

General Data Protection Regulation (GDPR) and UK GDPR. The GDPR (in the European Union) and the UK GDPR impose strict requirements on the processing of personal data, including the personal data of children. Under the GDPR, children under 16 (or under 13 in some member states) are afforded special protection, and parental consent is required for the processing of their data. The UK GDPR contains the Age-Appropriate Design Code (the “Children’s Code”), which sets out specific standards for online services likely to be accessed by children. We intend to comply with both the GDPR and the UK GDPR.

Other Applicable Laws. We are also subject to data protection and privacy laws in Canada (PIPEDA), Australia (Privacy Act 1988), and other jurisdictions where we intend to operate. Any failure to comply with applicable regulations could result in significant fines, regulatory action, reputational damage, and loss of customer trust.

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Employees

Our sole officer and director, Shane Lowry, is currently our only employee. As our business grows and we raise additional capital, we intend to hire qualified educational technology developers, curriculum specialists, customer support personnel, and marketing professionals. We currently rely on independent contractors and consultants for specific development and advisory functions.

Intellectual Property

We do not own any registered patents, trademarks, or other intellectual property as of the date of this Prospectus. We intend to protect our platform technology, curriculum content, and branding through applicable copyright, trademark, and trade secret laws as our business develops. We will pursue trademark registration for the London Learning Academy brand and logo in our key markets. All content created by independent contractors will be developed under work-for-hire arrangements that vest intellectual property ownership in the Company.

Property

We do not own any real property. Our registered office is located at 30 N Gould St #62940, Sheridan, Wyoming 82801, which is provided by our registered agent, Wyoming Registered Agent Services LLC. Our President operates from his personal office space, which he makes available to us on a rent-free basis.

Legal Proceedings

We are not currently a party to any legal proceedings and are unaware of any pending or threatened litigation by or against us. There are no governmental proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the OTC Markets through a market maker. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our shares will in all likelihood constitute penny stocks under the Securities and Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINRA Sales Practice Requirements

In addition to the penny stock rules promulgated by the SEC, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock, being our sole officer and director, Shane Lowry, who holds 10,000,000 shares representing 100% of our issued and outstanding common stock.

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Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. We intend to retain any future earnings to finance our growth and fund our operations. Accordingly, any potential investor who anticipates the need for current dividends from his or her investment should not purchase our common stock.

Reports to Shareholders

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Londonla Inc. (d/b/a London Learning Academy) was incorporated in the State of Wyoming on March 25, 2026. To date we have generated no revenue from our business operations. We are still in the development stage and expect to operate at a loss as we grow our business. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and platform.

Results of Operations

We had no operating revenues from our inception (March 25, 2026) through May 31, 2026. Our activities have been financed from loans from our sole officer and director.

General and administrative expenses consisted primarily of bank charges, office supplies, registration fees, and other organizational costs incurred in connection with our incorporation. Professional fees consisted of legal fees incurred in connection with the preparation of this registration statement and accounting fees for the preparation of our audited financial statements. Stock-based compensation represents the value attributed to the 10,000,000 shares of common stock issued to our sole officer and director for services rendered to us at incorporation.

Liquidity and Capital Resources

At May 31, 2026, we had a cash balance of $6,769 and total assets of $15,269. Our total liabilities at May 31, 2026 were $20,362, consisting entirely of a loan payable to our sole officer and director in the amount of $20,000, which is unsecured, non-interest bearing, and due on demand. Our total stockholders’ deficit at May 31, 2026 was $(5,093).

Our anticipated expenditures over the next 12 months are expected to be approximately $280,000, assuming we sell all shares in this offering. Based on our current cash position of $6,769, we will not be able to continue operations for more than approximately 30 days without raising additional funds. We do not have any additional financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, and would be considered material to investors.

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Critical Accounting Policies and Estimates

Basis of Presentation. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission.

Cash and Cash Equivalents. We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. We had $6,769 in cash as of May 31, 2026.

Revenue Recognition. We will recognize revenue in accordance with ASC Topic 606. Subscription revenue will be recognized ratably over the applicable subscription period. The Company had no revenues during the period from inception through May 31, 2026.

Income Taxes. We account for income taxes using the asset and liability method in accordance with ASC 740. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Stock-Based Compensation. Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. Common stock issued for services is valued at the fair value of services rendered or the fair value of the shares issued, whichever is more reliably determinable.

Basic Income (Loss) Per Share. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period.

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Plan of Operations

We intend to commence operations in the business of developing, launching, and marketing our online homeschooling platform. Our plan of operations for the next 18 months following completion of this offering, subject to our obtaining the funding necessary for each phase, is as follows:

Phase	Time Frame	Objectives and Activities	Estimated Cost
Phase 1: Platform Foundation	Months 1–3	Engage technology development partner. Build platform architecture and learning management system. Develop initial curriculum modules for Year 1–2 English and Mathematics. Integrate basic AI diagnostic engine. Build parent portal. Launch company website and initial marketing presence. Establish administrative and SEC compliance systems.	$55,000–$95,000
Phase 2: Curriculum Expansion	Months 4–6	Expand curriculum to Year 3–5 for all core subjects. Develop Science, History, Geography, and Creative Expression modules for Years 1–5. Build Mindfulness and Emotional Intelligence module suite. Develop AI literacy curriculum for Years 2–5. Begin Spanish and Mandarin localization.	$75,000–$130,000
Phase 3: Beta Launch and Marketing	Months 7–9	Conduct closed beta program with 50–100 invited families. Gather user feedback and iterate on platform UX. Soft launch to public with introductory pricing. Execute digital marketing campaigns. Engage parent bloggers and education influencers.	$40,000–$75,000
Phase 4: Full Commercial Launch	Months 10–12	Full public launch with complete curriculum across Years 1–5. Activate all marketing channels. Commence subscription billing. Launch Arabic and French localization. Expand customer support team.	$55,000–$110,000
Phase 5: Scale and Optimization	Months 13–18	Scale subscriber base through expanded marketing. Develop premium add-on content. Launch tutoring services. Expand to additional language localizations. Pursue institutional licensing partnerships.	$75,000–$150,000

The foregoing time-line estimates are predicated upon us obtaining the necessary financing through this offering or through additional equity or debt financing. If we are not able to obtain the necessary levels of financing, we will be forced to proceed on a piecemeal basis using primarily the services of our President. Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach profitability.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Address	Age	Position(s)
Shane Lowry	30 N Gould St #62940, Sheridan, Wyoming 82801	56	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and Director

Resumes

Shane Lowry — President, CEO, Treasurer, CFO, Secretary, and Director

Shane Lowry is our founder and the driving force behind the London Learning Academy platform. Mr. Lowry is an experienced entrepreneur with a background in educational services and digital business development. He identified the global market opportunity for an AI-powered, UK National Curriculum-aligned multilingual homeschooling platform and subsequently incorporated Londonla Inc. on March 25, 2026 to develop and commercialize the LLA platform concept.

Mr. Lowry brings a deep understanding of the international expatriate family market, the global homeschooling movement, and the growing demand for flexible, high-quality digital educational solutions. His vision for LLA is informed by his personal experience with international education and his conviction that geographic mobility should never be a barrier to a world-class education for any child. Mr. Lowry has direct operational responsibility for all aspects of the Company’s business, including platform strategy, curriculum development oversight, technology partnerships, and capital raising activities.

Mr. Lowry devotes his full professional time to the affairs of the Company. He manages the Company’s operations, strategy, and business development activities. Mr. Lowry has not held any other directorships in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act.

Family Relationships

There are no family relationships among our officers or directors.

Board Committees; Corporate Governance

Our Board of Directors acts as our Audit Committee and the Board has no separate committees. Our securities are not currently traded on any public exchange and as such we are not currently subject to the corporate governance standards of listed companies. We have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors. Under the NASDAQ rules, our current director does not qualify as an independent director. We intend to identify and appoint independent directors to our Board as our business grows and our financial resources permit.

EXECUTIVE COMPENSATION

Remuneration

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Total ($)
Shane Lowry, President, CEO, CFO, Secretary, Director	2026	—	—	$1,000	—	—	$1,000

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Compensation of Directors

Our director is not currently being compensated in cash and we expect no cash compensation to be paid to directors for the foreseeable future. The 10,000,000 shares of common stock issued to Shane Lowry at incorporation represent the only compensation received by our director to date, and were valued for accounting purposes at $1,000.

Employment Agreements

None of our executive officers are party to any employment agreement with us. We do not have any written agreements with our officers or directors at this time regarding salary, benefits, or other compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus, regarding the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (Prior to Offering)	Percent of Class (After Offering**)
Shane Lowry30 N Gould St #62940Sheridan, Wyoming 82801	Common	10,000,000	100%	76.92%
All Officers and Directors as a Group (1 person)	Common	10,000,000	100%	76.92%

** Based on 3,000,000 shares sold in this offering, resulting in 13,000,000 total shares outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our registered office address is provided by Wyoming Registered Agent Services LLC at 30 N Gould St Ste 100, Sheridan, Wyoming 82801. Our President, Shane Lowry, provides his personal office space to the Company on a rent-free basis.

On March 25, 2026, Shane Lowry acquired 10,000,000 shares of common stock directly from the Company for services rendered to the Company at the time of incorporation. The 10,000,000 shares were valued at $0.0001 per share (par value), for an aggregate par value of $1,000, and an additional $4,000 was recorded as additional paid-in capital, resulting in total stock-based compensation of $5,000 recorded in our statement of operations.

From inception through May 31, 2026, our President has loaned the Company a total of $7,500 to cover organizational and administrative expenses. These amounts are evidenced by a promissory note, are unsecured, non-interest bearing, and due on demand. Our President has represented that he intends to continue to make such loans available to the Company until the Company is in a financial position to repay such amounts.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

22

DESCRIPTION OF SECURITIES

Common Stock

There are 10,000,000,000 shares of Common Stock, $0.0001 par value, authorized, with 10,000,000 shares issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities. The holders of Common Stock have no pre-emptive, subscription, redemption, or conversion rights. The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable. Cumulative voting in the election of directors is not permitted.

Preferred Stock

We currently have no shares of Preferred Stock authorized or issued. If Preferred Stock is authorized and issued in the future, the rights and preferences of any such Preferred Stock would be determined by our Board of Directors at the time of issuance and could include rights superior to those of the Common Stock.

Transfer Agent and Registrar

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the services of a transfer agent in the foreseeable future for our Common Stock. Until we engage a transfer agent, all stock transfer, issuance, and registry functions will be handled directly by our sole officer and director.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 10,000,000 shares have been issued to our existing stockholder. They are restricted securities, as that term is defined in Rule 144. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition by non-affiliates.

After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, constituting 3,000,000 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates. The balance of 10,000,000 shares which are not being registered and which are owned by our management and affiliates will be eligible for sale pursuant to the exemption from registration provided by Rule 144. Under Rule 144, affiliate shareholders may sell shares subject to volume limitations (no more than 1% of our issued and outstanding shares every 90 days) and manner-of-sale requirements.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by the Law Office of Carl P. Ranno, Phoenix, Arizona. Our legal counsel has no interest in the Company and receives no compensation contingent upon the completion of this offering.

23

EXPERTS

Our financial statements as of and for the period from inception (March 25, 2026) through May 31, 2026, included herein, will be audited by Vilki & Co., a registered public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to our Common Stock and our company, we refer you to the registration statement and to the exhibits and schedules to the registration statement.

You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

24

FINANCIAL STATEMENTS

The audited financial statements for the period from March 25, 2026 (inception) through May 31, 2026 are set forth on pages F-2 through F-7.

F-1

VILKI & Co.

CHARTERED ACCOUNTANTS

PCAOB· ID: 7424· UG 1&2 Luxor Palace, B/s Gandhi Smruti Bhavan, Nanpura, Surat, Gujarat, India

__________________________________________________________________________________

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Londonla Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Londonla, Inc (the "Company") as of May 31, 2026, the related statements of Operations, Balance Sheet, Cash Flow Statement, Statement of Equity for the period between March 25, 2026 (Incorporation) and May 31, 2026, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2026, and the results of its operations and its cash flows between March 25, 2026 (Incorporation) and May 31, 2026, in conformity with accounting principles Generally Accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

VILKI & Co (7242)

Place: Surat,

India June 18, 2026

We have served as the company’s auditors since 2026

Head Office: UG 1 & 2 Luxor Palace, Beside Gandhi Smruti Bhavan, Nanpura, Surat, Gujarat, India – 395001	Mumbai Branch: C - 20, G Block Rd, G Block BKC, Bandra Kurla Complex, Bandra East, Mumbai, Maharashtra 400051	Contact: O: +91 63590 06925 P: +91 81550 55500 E: yash@vilki.co info@vilki.co

F-2

Londonla Inc.
Balance Sheet
As of May 31, 2026
USD
Assets
Current assets
Cash - BMO USD 4525-473	$6,769
Prepaid prof fees	$2,500
Deferred offering costs	$6,000
Total current assets	$15,269

Total assets	$15,269

Liabilities & equity
Current liabilities
Accounts payable	$—
Accrued interest - Enerex	$362
Notes payable - Enerex (convertible)	$20,000
Total current liabilities	$20,362
Total liabilities	$20,362

Stockholders' equity
Common stock - $0.0001 par; 10B auth; 10M issued (Shane Lowry)	$1,000
Preferred stock	$—
APIC	$—
Accumulated deficit	$(6,093)
Total equity	$(5,093)

Total liab & equity	$15,269

F-3

Londonla Inc.
Statement of Operations
Period ended May 31, 2026 (inception 3/25/26)

USD
Revenue
Service revenue	$—
Total revenue	$—

Operating expenses
Legal	$2,111
Bookkeeping (RP)	$1,200
IT services (RP)	$1,200
Stock-based comp (founder shares)	$1,000
Bank charges	$201
Processing fees	$29
Total opex	$5,742

Operating loss	$(5,742)

Other income / (expense)
Interest income	$11
Interest expense - Enerex note	$(362)
Net other	$(351)

Loss before tax	$(6,093)
Income tax	$—

Net loss	$—

F-4

Londonla Inc.
Statement of Changes in Stockholders' Equity
Period 3/25/26 (inception) - 5/31/26

	Common stock	APIC	Acc'd deficit	Total
Balance, 3/25/26 (inception)	$—	$—	$—	$—
Founder shares - 10M @ $0.0001 (S Lowry, services)	$1,000	$—	$—	$1,000
Net loss	$—	$—	$(6,093)	$(6,093)
Balance, 5/31/26	$1,000	$—	$(6,093)	$(5,093)

F-5

Londonla Inc.
Statement of Cash Flows
Period ended May 31, 2026 (inception 3/25/26)

USD
Operating activities
Net loss	$(6,093)
Non-cash items:
Stock-based comp	$1,000
Accrued interest - Enerex	$362
Changes in working capital:
(Inc) prepaid prof fees	$(2,500)
(Inc) deferred offering costs	$(6,000)
Inc/(dec) accounts payable	$—
Net cash used - operating	$(13,231)

Investing activities
None
Net cash - investing	$—

Financing activities
Loan proceeds - Enerex	$20,000
Net cash provided - financing	$20,000

Net change in cash	$6,769
Cash - beginning	$—
Cash - ending	$6,769

Non-cash financing - issuance of 10 M common shares for services @ par ($1,000)

Supplemental:
Cash pd for interest	$—
Cash pd for taxes	$—

F-6

NOTES TO FINANCIAL STATEMENTS

For the Period from March 25, 2026 (Inception) through May 31, 2026

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Londonla Inc. (the "Company") is a for-profit corporation incorporated under the laws of the State of

Wyoming on March 25, 2026. The Company's principal office is located at 30 N Gould St #62940, Sheridan, Wyoming 82801. The Company was formed for the purpose of conducting business as an educational support services provider. Since inception, the Company's activities have been limited to organizational matters, raising initial financing through a convertible note, engaging professional advisors in connection with a contemplated registration statement on Form S-1 under the Securities Act of 1933, as amended, and other start-up activities. As of May 31, 2026, the Company has not commenced its planned principal operations and has not generated revenue.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These financial statements represent an interim period and have been prepared on the accrual basis of accounting. The Company's fiscal year ends on December 31. Amounts presented are rounded to the nearest whole U.S. dollar; certain totals may not foot due to rounding.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company's common stock for purposes of stock-based compensation, the recoverability of deferred offering costs, and the accounting classification and measurement of the convertible note payable. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. As of May 31, 2026, all of the Company's cash was held in a single U.S. dollardenominated business savings account at the Bank of Montreal in Canada.

Concentration of Credit Risk and Foreign Financial Accounts

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. The Company maintains its cash with a single financial institution located in Canada, which is not insured by the U.S. Federal Deposit Insurance Corporation. The Company has not experienced any losses with respect to its cash balances. Because the aggregate value of the foreign financial account exceeded $10,000 during the period, the Company may be required to file FinCEN Form 114 (Report of Foreign Bank and Financial Accounts) for the applicable calendar year.

Prepaid Expenses

Prepaid expenses consist of fees paid in advance for professional services to be rendered in future periods. Prepaid amounts are charged to expense as the related services are received.

Deferred Offering Costs

Deferred offering costs consist of specific incremental costs directly attributable to the Company's contemplated initial public offering, including legal, accounting, advisory, and registration fees. Such costs are capitalized as a deferred asset in accordance with SEC Staff Accounting Bulletin Topic 5.A and will be reclassified against additional paid-in capital upon the successful completion of the offering. If the offering is abandoned or is no longer probable, the deferred offering costs will be charged to operating expense in the period that determination is made.

Convertible Notes Payable

The Company accounts for its convertible notes payable in accordance with ASC 470, Debt. Proceeds from the issuance of convertible notes are allocated to the host debt instrument. Interest is accrued using the stated interest rate over the term of the note. The Company evaluates the conversion features of its convertible notes for embedded derivatives requiring bifurcation under ASC 815, Derivatives and Hedging, and for beneficial conversion features under ASC 470-20, Debt with Conversion and Other Options. See Note 6.

F-7

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation. The Company measures stock-based compensation cost at the grant-date fair value of the award and recognizes the expense over the requisite service period. For shares issued in exchange for services, the Company recognizes the fair value of the shares as compensation expense when there is no required service period. Forfeitures are recognized as they occur.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. The Company recognizes uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. See Note 10.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of promised goods or services is transferred to customers. The Company had no revenue during the period from inception through May 31, 2026.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding for the period. Diluted net loss per share reflects the potential dilution from securities convertible into common shares using the if-converted method or treasury stock method, as applicable. Potentially dilutive securities (i.e., the Company's outstanding convertible note) are excluded from the computation of diluted net loss per share when their effect would be antidilutive. For the period presented, basic and diluted net loss per share are equal because the inclusion of all potentially dilutive securities would have been antidilutive. Net loss per share rounds to less than $0.01 per share.

Recent Accounting Pronouncements

Management has reviewed recently issued accounting pronouncements and does not believe that any such pronouncements will have a material effect on the Company's financial position, results of operations, or cash flows.

NOTE 3 — GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not commenced its planned principal operations, has not generated any revenue, has incurred a net loss of $6,093 since inception, and as of May 31, 2026 had an accumulated deficit of $6,093 and a total stockholders' deficit of $5,093. The Company will require additional capital to fund its operations through the contemplated initial public offering and to satisfy the obligations under its outstanding convertible note. These conditions raise substantial doubt about the Company's ability to continue as a going concern within one year from the date these financial statements are issued.

Management's plans to alleviate the going concern uncertainty include the completion of the contemplated Form S-1 registration statement and a subsequent public offering of equity securities, and obtaining additional debt or equity financing from related and unrelated parties as required. There can be no assurance that the Company will be successful in obtaining additional financing on terms that are acceptable to the Company. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 — PREPAID PROFESSIONAL FEES

Prepaid professional fees of $2,500 as of May 31, 2026 represent a retainer paid to VILKI & CO Chartered Accountants for audit services. The retainer was settled by wire transfer on May 21, 2026. The prepaid balance will be amortized to professional fees expense as audit services are rendered. The associated $29 payment platform processing fee was charged to expense in the period incurred.

NOTE 5 — DEFERRED OFFERING COSTS

Deferred offering costs of $6,000 as of May 31, 2026 represent the retainer paid to Santa Fe Consulting,

S.A. de C.V. for the preparation and drafting of the Company's Form S-1 registration statement with the

U.S. Securities and Exchange Commission. The retainer was settled in full by wire transfer on May 6, 2026. Upon successful completion of the contemplated offering, these costs will be reclassified against additional paid-in capital. In the event the offering is abandoned, these costs will be expensed to operating expense in the period that determination is made. Management currently believes the offering is probable.

F-8

NOTE 6 — CONVERTIBLE NOTE PAYABLE

On March 26, 2026, the Company issued a 10% Convertible Promissory Note in the principal amount of $20,000 to Enerex Partners LLC, a Wyoming limited liability company (the "Note"). The Note bears interest at 10.0% per annum, computed on a 365-day year for actual days elapsed, payable in arrears on each anniversary of the date of the Note. The Note matures on March 26, 2028 (the "Maturity Date"), unless earlier prepaid or converted in accordance with its terms. The Company may prepay the Note at any time without penalty.

At any time on or before the Maturity Date, the holder of the Note may elect by written notice to convert all or any portion of the outstanding principal into shares of the Company's common stock at a conversion price of $0.01 per share. If the Note is fully converted at the stated conversion price, the holder would receive 2,000,000 shares of the Company's common stock. The Note may also become immediately due and payable upon the Company's failure to perform its obligations within 30 days of notice, commencement of bankruptcy or insolvency proceedings, or a change of control of the Company.

The Company received cash proceeds of $20,000 from the Note on April 27, 2026. Accrued interest of $362 has been recognized for the period from March 26, 2026 through May 31, 2026 (66 days at the 10.0% stated rate on a 365-day basis) and is presented within current liabilities. Because the Note matures more than twelve months after the balance sheet date, the principal balance of $20,000 is classified as a long-term liability.

Management's evaluation of the conversion feature, including potential bifurcation of an embedded conversion feature under ASC 815 and the existence of a beneficial conversion feature under ASC 47020, is in process. Such evaluation requires a measurement of the fair value of the Company's common stock at the issuance date, which management has not yet completed. Any resulting adjustment will be reflected in subsequent financial statements.

NOTE 7 — STOCKHOLDERS' EQUITY

Authorized Capital

Pursuant to the Company's Articles of Incorporation filed with the Wyoming Secretary of State on March 25, 2026, the Company is authorized to issue 10,000,000,000 shares of common stock, par value $0.0001 per share. No shares of preferred stock are authorized.

Issued and Outstanding

On March 25, 2026, pursuant to a unanimous written consent of the Company's sole director, the Company issued 10,000,000 shares of common stock, as fully paid and non-assessable, to Shane Lowry, the Company's sole director and President, at a price of $0.0001 per share (the par value), in exchange for services rendered to the Company. The aggregate value attributed to the share issuance was $1,000. See Note 8 for stock-based compensation treatment.

Dividends

The Company has not declared or paid any dividends to date.

NOTE 8 — STOCK-BASED COMPENSATION

On March 25, 2026, the Company issued 10,000,000 shares of common stock to its sole director, Shane Lowry, in exchange for services rendered to the Company. In accordance with ASC 718, the Company recognized stock-based compensation expense of $1,000 in the period, representing the par value of the shares issued ($0.0001 per share × 10,000,000 shares).

Management has not yet completed a contemporaneous valuation of the Company's common stock

(e.g., an Internal Revenue Code Section 409A valuation) as of the date of the share issuance. In the event that a subsequent valuation indicates that the fair value of the Company's common stock at the date of issuance was in excess of par value, the Company may be required to recognize additional stock-based compensation expense, with a corresponding increase to additional paid-in capital. Such adjustment, if required, will be reflected in the financial statements of the period in which the determination is made.

The Company has not adopted a formal equity incentive plan. No options, warrants, restricted stock units, or similar instruments have been granted as of May 31, 2026.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company has entered into the following transactions with related parties during the period from inception through May 31, 2026:

Shane Lowry — Sole Director and President

On March 25, 2026, the Company issued 10,000,000 shares of common stock to Mr. Lowry in exchange for services rendered to the Company. See Notes 7 and 8.

Everett IT Services

During the period, Everett IT Services, a Canadian provider, rendered information technology services to the Company. The Company recognized expense of $1,200, which was settled in two installments by wire transfer on May 6, 2026. Based on indications of common ownership with the Company's sole director, the Company has classified the transaction as a related party transaction; The Company is run by Everett Lowry the President’s son

F-9

NOTE 10 — INCOME TAXES

The Company is a C-corporation for U.S. federal income tax purposes and is subject to the U.S. federal statutory income tax rate of 21% and to applicable state income tax. The Company is incorporated in Wyoming, which does not impose a state corporate income tax.

For the period from inception through May 31, 2026, the Company recognized no income tax expense or benefit, as the Company has incurred a net loss and has recorded a full valuation allowance against any deferred tax assets resulting from net operating loss carryforwards and other temporary differences. As of May 31, 2026, the Company estimates a net operating loss carryforward of approximately $5,093, available to offset future taxable income for federal income tax purposes. The utilization of net operating loss carryforwards may be subject to limitation under Internal Revenue Code Section 382 in the event of an ownership change.

The Company has not yet filed any federal or state income tax returns. The Company is not currently under examination by any taxing authority. The Company has not obtained a U.S. federal Employer Identification Number (EIN) as of May 31, 2026; an EIN application (Form SS-4) is pending.

Management has evaluated the Company's tax positions and concluded that there are no uncertain tax positions requiring recognition or disclosure under ASC 740.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently party to any litigation, claims, or proceedings, threatened or asserted, that could reasonably be expected to have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Lease Commitments

The Company has no lease commitments as of May 31, 2026.

Other Commitments

The Company has engaged Santa Fe Consulting, S.A. de C.V. for S-1 preparation services and VILKI & CO Chartered Accountants for PCAOB audit services. Santa Fe engagements have been settled in as of May 31, 2026 to the extent of services rendered to date; additional fees may be incurred as services continue. VILKI & CO still have unpaid remaining fee in the amount of $1000

NOTE 12 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 11, 2026, the date these financial statements were available to be issued. Based on this evaluation, management has concluded that no events or transactions occurring subsequent to May 31, 2026 require recognition or disclosure in these financial statements.

F-10

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Expense Item	Amount
SEC registration fee	$41.43
Legal fees and expenses	$7,500
Accounting fees and expenses	$7,500
Transfer Agent fees and expenses	$2,000
Printing and mailing	$750
Miscellaneous	$2,208.57
Total	$20,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Wyoming Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.” This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud, or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase, or redemption. Section 7-109-102 of the Wyoming Business Corporation Act provides corporations the right to indemnify their directors, officers, employees, and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 25, 2026, Shane Lowry acquired 10,000,000 shares of common stock of the Company, valued at $5,000 for services rendered to the Company at the time of incorporation. As of the date of this Prospectus, there was a total of 10,000,000 shares of the Company issued and outstanding. We have not issued any of our securities during any prior period other than as described above.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation of Londonla Inc. (filed with the Wyoming Secretary of State on March 25, 2026)
3.2	By-Laws of Londonla Inc.
5.1	Opinion of Law Office of Carl P. Ranno regarding validity of securities
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement
107	Filing Fee Table

25

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.	Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

26

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of July, 2026 in the City of Sheridan, State of Wyoming.

Londonla Inc.

Date: July 20, 2026	By:	/s/ Shane Lowry
Shane Lowry
President, Chief Financial Officer, Treasurer, Chief Financial Officer, Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Shane Lowry	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director	July 20, 2026